                                                                    EXHIBIT 11.1

                         FHP INTERNATIONAL CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE

                                                                                      YEARS ENDED JUNE 30,
                                                                               -----------------------------------
                                                                                  1996         1995        1994
                                                                               -----------  -----------  ---------
                                                                                     (AMOUNTS IN THOUSANDS,
                                                                                     EXCEPT PER SHARE DATA)
Primary earnings per share attributable to Common Stock:
  Net income attributable to Common Stock....................................  $  17,728    $  11,955    $  58,278
                                                                               -----------  -----------  ---------
                                                                               -----------  -----------  ---------
  Weighted average number of common shares and common share equivalents:
    Common Stock.............................................................     40,454       39,915       33,285
    Assumed exercise of options..............................................      1,070        1,142          766
                                                                               -----------  -----------  ---------
      Total shares...........................................................     41,524       41,057       34,051
                                                                               -----------  -----------  ---------
                                                                               -----------  -----------  ---------
  Primary earnings per share attributable to Common Stock....................  $    0.43    $    0.29    $    1.71
                                                                               -----------  -----------  ---------
                                                                               -----------  -----------  ---------
Fully diluted earnings per share:
  Net income.................................................................  $  44,153    $  37,292    $  59,310
                                                                               -----------  -----------  ---------
                                                                               -----------  -----------  ---------
  Weighted average number of common shares and common share equivalents:
    Common Stock.............................................................     57,422       56,876       33,951
    Assumed exercise of options..............................................      1,070        1,142          766
                                                                               -----------  -----------  ---------
      Total shares, assuming full dilution...................................     58,492       58,018       34,717
                                                                               -----------  -----------  ---------
                                                                               -----------  -----------  ---------
Fully diluted earnings per share.............................................  $    0.75(1) $    0.64(1) $    1.71
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(1) This computation is submitted in accordance with Regulation S-K, Item
    601(b)(11), although it is contrary to paragraph 40 of Accounting Principles
    Board Opinion No. 15 because it produces an antidilutive result in fiscal years 1996 and 1995.